FOR IMMEDIATE RELEASE

CONTACTS:

Rick Filippelli, President and CEO	Donald C. Weinberger/Alisa Steinberg (media)
TeamStaff, Inc.	Wolfe Axelrod Weinberger Associates, LLC
1 Executive Drive	212-370-4500
Somerset, NJ 08873	don@wolfeaxelrod.com
866-352-5304	alisa@wolfeaxelrod.com

TEAMSTAFF REPORTS FOURTH QUARTER AND FISCAL 2007 RESULTS;

POSTS FOURTH QUARTER INCOME FROM OPERATIONS

Somerset, New Jersey – January 15, 2008 — TeamStaff, Inc. (NASDAQ: TSTF), a national provider of healthcare and administrative staffing services, today announced its financial results for the quarter ended September 30, 2007. TeamStaff’s revenues from continuing operations for the three months ended September 30, 2007 were $16.5 million as compared to $ 17.4 million in the comparable quarter last year. Income from operations for the three months ended September 30, 2007 was $0.04 million as compared to a loss of $0.58 million in the comparable quarter last year. This represents an improvement of $0.6 million over the prior year. Loss from continuing operations was $.374 million or ($.02) per share compared to $17.2 million or ($.89) per share in the comparable quarter last year. The current quarter results include approximately $0.4 million or ($0.02) per share in legal expense resulting from the government investigation related to pre-acquisition activity in our RS Staffing Services subsidiary. Fourth quarter 2006 included a deferred tax valuation allowance of $16.9 million or ($0.87) per share.

Commenting on the Company’s initiatives and performance, TeamStaff’s President and CEO, Rick J Filippelli, stated, “We continue to execute on our plan as evidenced by our return to operating profitability in the fourth quarter of fiscal 2007. Over the last three quarters gross margins have improved 300 basis points, SG&A costs have decreased 11% despite almost doubling our sales and marketing expenses and we implemented a new front end system which is expected to improve our operating efficiency. Additionally, we have continued to build and strengthen our management team. In March we hired Terry Merlin who has twelve years of medical staffing experience to lead our TeamStaff Rx travel allied and travel nursing subsidiary. In June we hired Kevin Wilson with fifteen years of government contracting experience to lead our RS Staffing Services government staffing subsidiary. Most recently, we promoted Cheryl Presuto to Chief Financial Officer. Cheryl has been with TeamStaff for six years and has fifteen years of financial experience including three as TeamStaff’s Controller. As we entered fiscal 2008, we are in the process of selling our Memphis, Tennessee per diem operation. Per diem staffing is non-strategic to our travel and government business. This sale will provide additional liquidity and enable management to focus on our core businesses. We initiated a Corporate branding campaign which will promote consistency and brand recognition as well as increase TeamStaff’s visibility in the marketplace. Additionally, we are expanding our reach within the government sector beyond Department of Veterans Affairs opportunities by bidding on Department of Defense staffing contracts afforded to large businesses. Based on our initiatives and execution, we believe the Company is positioned for profitability in fiscal 2008.”

TeamStaff’s gross profit was $3.0 million, or 18.4% of revenues, in the fourth quarter of fiscal 2007 as compared to $2.8 million, or 16.1% of revenues, in the fourth quarter of fiscal 2006. The improvement in gross profit is a direct result of recent sales, pricing and direct cost control initiatives.

SG&A expenses were $2.9 million in the fourth quarter of fiscal 2007 compared to $3.3 million in the comparable quarter last year. SG&A expenses decreased by approximately twelve percent.

Other expense was $0.4 million and $0.03 million for the three months ended September 30, 2007 and 2006, respectively. The increase in other expense relates to RS Staffing legal fees.

Cash and cash equivalents were $0.6 million at September 30, 2007. Availability at September 30, 2007 under the Company’s revolving credit facility was approximately $5.5 million. The Company believes that, along with its cash on hand, the availability under the existing revolving line of credit, and extended or successor facilities, will provide sufficient liquidity over the next twelve months.

- More -

Full Year Results

TeamStaff’s revenues from continuing operations for the twelve months ended September 30, 2007 were $66.9 million as compared to $71.6 million last year. TeamStaff’s gross profit was $11.0 million, or 16.5% of revenues, for the twelve months ended September 30, 2007 as compared to $11.8 million, or 16.4% of revenues, for the twelve months ended September 30, 2006.

SG&A expenses were $12.7 million and $13.8 million for the twelve months ended September 30, 2007 and 2006, respectively. Adjusted for the $0.7 million of severance included in fiscal 2007, SG&A expenses for the current fiscal year decreased by approximately $1.8 million or thirteen percent.

Other expense was $1.5 million and $0.3 million for the twelve months ended September 30, 2007 and 2006, respectively. The increase in other expense relates to RS Staffing legal fees.

Loss from continuing operations was $3.4 million or ($0.17) per share for the twelve months of fiscal 2007 and includes $1.5 million or ($0.08) per share in legal fees. This compares to a loss of $18.5 million or ($0.96) per share for the twelve months of fiscal 2006. Fiscal 2006 included a deferred tax valuation allowance expense of $16.9 million or ($0.87) per share. Net loss, including the results from discontinued operations, was $4.7 million or ($0.24) per share for the twelve months of fiscal 2007 and includes a loss of $1.6 million or ($0.08) per share related to the expected disposition of the per diem division. This compares to a net loss of $13.2 million or $(0.69) per share for the twelve months of fiscal 2006. In fiscal 2006, the net loss includes $5.1 million or $0.26 per share of net income related to the profitable operations and sale of the DSI Payroll Services division.

As a result of TeamStaff’s sale of its DSI Payroll Services (“DSI”) division that was completed on May 31, 2006 and the probable sale of the Nursing Innovations per diem business, all results reported in this release have been reclassified to show DSI, Nursing Innovations per diem, and certain corporate expenses as discontinued operations. Approximately 90 percent of TeamStaff’s revenues are derived from medical staffing.

About TeamStaff, Inc.

Headquartered in Somerset, New Jersey, TeamStaff serves clients and their employees throughout the United States as a full-service provider of medical and administrative staffing. TeamStaff’s TeamStaff Rx subsidiary is a leading provider of travel nursing and travel allied healthcare professionals.TeamStaff Rx operates throughout the US and specializes in the supply of travel allied medical employees and travel nurses, typically placed on 13 week assignments. TeamStaff’s RS Staffing Services subsidiary specializes in providing medical and office administration/technical professionals through nationwide Federal Supply Schedule contracts with both the United States General Services Administration and the United States Department of Veterans Affairs. For more information, visit the TeamStaff web site at www.teamstaff.com.

This press release contains “forward-looking statements” as defined by the Federal Securities Laws. TeamStaff’s actual results could differ materially from those described in such forward-looking statements as a result of certain risk factors and uncertainties, including but not limited to: our ability to continue to recruit qualified temporary and permanent healthcare professionals and administrative staff at reasonable costs; our ability to retain qualified temporary healthcare professionals and administrative staff for multiple assignments at reasonable costs; our ability to attract and retain sales and operational personnel; our ability to enter into contracts with hospitals, healthcare facility clients, affiliated healthcare networks, physician practice groups and the United States government on terms attractive to us and to secure orders related to those contracts; our ability to demonstrate the value of our services to our healthcare and other facility clients; changes in the timing of hospital, healthcare facility clients’, physician practice groups’ and U.S. Government orders for and our placement of temporary and permanent healthcare professionals and administrative staff; our ability to successfully bid on government contract opportunities, to win the bids and then to fully implement the contracts once awarded; the process of government contracting in general including, but not limited to, the protest process, and the on-time commencement of government contracts awarded; the general level of patient occupancy at our hospital, healthcare facility clients’ and physician practice groups’ facilities; the overall level of demand for services offered by temporary and permanent healthcare staffing providers; the ability of our hospital, healthcare facility and physician practice group clients to retain and increase the productivity of their permanent staff; the variation in pricing of the healthcare facility contracts under which we place temporary and permanent healthcare professionals; our ability to successfully implement our strategic growth, acquisition and integration strategies; our ability to successfully integrate completed acquisitions into our current operations; our ability to manage growth effectively; our ability to leverage our cost structure; the performance of our management information and communication systems; the effect of existing or future government legislation and regulation; our ability to grow and operate our business in compliance with these legislation and regulations; the impact of medical malpractice and other claims asserted against us; the disruption or adverse impact to our business as a result of a terrorist attack; our ability to carry out our business strategy; the loss of key officers and management personnel that could adversely affect our ability to remain competitive; other regulato ry and tax developments; the effect of recognition by us of an impairment to goodwill; the effect of adjustments by us to accruals for self-insured retentions and other one-time events and other important factors disclosed previously and from time-to-time in TeamStaff’s filings with the U.S. Securities Exchange Commission. These factors are described in further detail in TeamStaff’s filings with the U.S. Securities and Exchange Commission. The information in this release should be considered accurate only as of the date of the release. TeamStaff expressly disclaims any current intention to update any forecasts, estimates or other forward-looking statements contained in this press release.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding TeamStaff, Inc.’s business which are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of such risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s Annual Report or Form 10-K for the most recently ended fiscal year.

- Financial Tables Follow -

TEAMSTAFF, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	For the Three Months Ended September 30,
	2007	2006
	(unaudited)	(unaudited)
REVENUES	$16,504	$17,431
DIRECT EXPENSES	13,470	14,629
Gross profit	3,034	2,802
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	2,904	3,290
DEPRECIATION AND AMORTIZATION	87	95
Income (loss) from operations	43	(583)
OTHER INCOME (EXPENSE)
Interest income	16	37
Interest expense	(36)	(56)
Other income	21	47
Legal expense related to pre-acquisition activity of acquired company	(433)	—
	(432)	28
Loss from continuing operations before income tax	(389)	(555)
INCOME TAX BENEFIT (EXPENSE)	15	(16,641)
Loss from continuing operations	(374)	(17,196)
LOSS FROM DISCONTINUED OPERATIONS:
Loss from operations, net of tax benefit of $0 and $8 for the quarters ended September 30, 2007 and 2006, respectively	(1,653)	(12)
Income (loss) from disposal, net of tax benefit of $91 and $2 for the quarters ended September 30, 2007 and 2006, respectively	91	(3)
Loss from discontinued operations	(1,562)	(15)
Net loss	(1,936)	(17,211)
(LOSS) EARNINGS PER SHARE – BASIC & DILUTED
Loss from continuing operations	$(0.02)	$(0.89)
Loss from discontinued operations	(0.08)	(0.00)
Net (loss) earnings per share	$(0.10)	$(0.89)
WEIGHTED AVERAGE BASIC AND DILUTED SHARES OUTSTANDING	19,343	19,278

TEAMSTAFF, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	For the Years Ended September 30,
	2007	2006
REVENUES	$66,882	$71,644
DIRECT EXPENSES	55,852	59,859
Gross profit	11,030	11,785
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	12,714	13,812
DEPRECIATION AND AMORTIZATION	349	381
Loss from operations	(2,033)	(2,408)
OTHER INCOME (EXPENSE)
Interest income	74	76
Interest expense	(197)	(539)
Other income	145	160
Legal expense related to pre-acquisition activity of acquired company	(1,486)	—
	(1,464)	(303)
Loss from continuing operations before income tax	(3,497)	(2,711)
INCOME TAX BENEFIT (EXPENSE)	123	(15,826)
Loss from continuing operations	(3,374)	(18,537)
(LOSS) INCOME FROM DISCONTINUED OPERATIONS:
(Loss) income from operations, net of tax benefit (expense) of $14 and $(456)
for the years ended September 30, 2007 and 2006, respectively	(1,612)	737
Income from disposal, net of tax benefit (expense) of $43 and $(2,825)
for the years ended September 30, 2007 and 2006, respectively	293	4,553
(Loss) income from discontinued operations	(1,319)	5,290
Net loss	(4,693)	(13,247)
(LOSS) EARNINGS PER SHARE – BASIC & DILUTED
Loss from continuing operations	$(0.17)	$(0.96)
(Loss) income from discontinued operations	(0.07)	0.27
Net (loss) earnings per share	$(0.24)	$(0.69)
WEIGHTED AVERAGE BASIC AND DILUTED SHARES OUTSTANDING	19,288	19,278

TEAMSTAFF, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(AMOUNTS IN THOUSANDS)

	September 30, 2007	September 30, 2006
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$592	$2,157
Accounts receivable, net of allowance for doubtful accounts of $17 and $44 as of September 30, 2007 and 2006, respectively	8,279	8,340
Prepaid workers’ compensation	468	1,094
Assets held for sale	490	—
Other current assets	642	923
Total current assets	10,471	12,514
EQUIPMENT AND IMPROVEMENTS:
Furniture and equipment	3,276	3,223
Computer equipment	545	448
Computer software	928	898
Leasehold improvements	124	167
	4,873	4,736
Less accumulated depreciation and amortization	(4,132)	(3,984)
Equipment and improvements, net	741	752
TRADENAME	4,569	4,569
GOODWILL	10,305	10,305
OTHER ASSETS:
Prepaid workers’ compensation, net of current portion	—	350
Other assets	82	106
Total other assets	82	456
ASSETS HELD FOR SALE	—	2,180
TOTAL ASSETS	$26,168	$30,776

TEAMSTAFF, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(AMOUNTS IN THOUSANDS EXCEPT PAR VALUE OF SHARES)

	September 30, 2007	September 30, 2006
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Notes payable	$1,500	$1,500
Current portion of captial lease obligations	63	52
Accrued payroll	1,581	1,687
Accrued pension liability	280	210
Accounts payable	3,727	3,207
Accrued expenses and other current liabilities	1,756	1,635
Liabilities from discontinued operations	263	—
Total current liabilities	9,170	8,291
CAPITAL LEASE OBLIGATIONS, net of current portion	183	207
ACCRUED PENSION LIABILITY, net of current portion	66	388
OTHER LONG TERM LIABILITY, net of current portion	155	184
LIABILITIES FROM DISCONTINUED OPERATIONS	—	502
Total liabilities	9,574	9,572
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY:
Preferred stock, $.10 par value; authorized 5,000 shares;
none issued and outstanding	—	—
Common Stock, $.001 par value; authorized 40,000 shares;
issued 19,290 and 19,285 at September 30, 2007 and September 30, 2006, respectively;
outstanding 19,283 and 19,278 at September 30, 2007 and September 30, 2006, respectively	19	19
Additional paid-in capital	68,712	68,684
Accumulated deficit	(52,080)	(47,387)
Accumulated comprehensive loss	(33)	(88)
Treasury stock, 7 shares at cost at September 30, 2007 and September 30, 2006	(24)	(24)
Total shareholders’ equity	16,594	21,204
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$26,168	$30,776

TeamStaff, Inc. and Subsidiaries

Consolidated Statements of Operations

Supplemental Schedule

(Amounts in Thousands, except per share data)

	For the six months ended
	September 30, 2007	March 31, 2007	Fiscal 2007
	Unaudited	Unaudited
Revenue	$33,117	$33,765	$66,882
Gross Profit	6,010	5,020	11,030
Gross Profit %	18.1%	14.9%	16.5%
Selling, General, & Administrative Expenses	6,035	6,679	12,714
Fee Income	60	93	153
Operating EBITDA	35	(1,566)	(1,531)
Depreciation & Amortization	172	177	349
EBIT	(137)	(1,743)	(1,880)
Legal Expense – Pre-acquisition activity	(1,486)	—	(1,486)
Interest Expense, Net	(57)	(74)	(131)
Loss from continuing operations before income tax	(1,680)	(1,817)	(3,497)
Income Tax Benefit	15	108	123
Loss from Continuing Operations	($1,665)	($1,709)	(3,374)
EPS from Continuing Operations	($0.08)	($0.09)	($0.17)
Weighted Average Basic and Diluted Shares Outstanding	19,320	19,249	19,288

** EBITDA is defined as earnings before interest, taxes, depreciation and amortization

** EBIT is defined as earnings before interest and taxes

This press release includes certain non-GAAP financial measures. TeamStaff’s management does not suggest that investors consider such non-GAAP financial measures in isolation from, or as a substitute for, GAAP financial measures, such as net income, cash flow data or other financial information presented in the consolidated financial statements. EBITDA, a non-GAAP financial measure, is defined as earnings before interest, income taxes, depreciation and amortization. EBIT is defined as earnings before interest and taxes.  Items excluded from EBITDA and EBIT are significant components in understanding and assessing financial performance.  The Company believes it is useful for management and investors to review both GAAP information and non-GAAP financial measures to have a better understanding of the overall performance of the Company’s business and trends relating to its financial condition and results of operations.  Management believes that this information provides greater insight into our Company’s underlying operating performance that facilitates a more meaningful comparison of its financial results in different reporting periods.  The Company has chosen to show the six month comparison of fiscal 2007 results to highlight the progress the Company has made in its turnaround efforts.